Exhibit 10.9

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note dated the 28th day of July 2026 (the “First Amendment”) amends that certain original Promissory Note, dated June 4, 2025 (the “Note”), by and among ARC Group Acquisition II Corp (which changed its name from D. Boral ARC Acquisition III Corp.) incorporated in the British Virgin Islands (the “Maker”), and MFH 3, LLC (the “Payee”).

RECITALS

WHEREAS, the Maker and the Payee desire to enter into this First Amendment pursuant to the terms of the original Note, as set forth below; and

WHEREAS, the original Note provided for a maximum principal amount of up to Three Hundred and Fifty Thousand Dollars ($350,000); and

WHEREAS, the original Note provided for a due date of the earlier of: (i) December 31, 2025, or (ii) the date on which Maker consummates an initial public offering of its securities; and

WHEREAS, the original Note permitted the Maker to make a drawdown request until the earlier of: (i) December 31, 2025, or (ii) the date on which Maker consummates an initial public offering of its securities; and

WHEREAS, the Maker and Payee have agreed to make this First Amendment to the Note to increase the maximum principal amount and to extend the due date of the payments due under the Note and to extend the date that the Maker may make drawdown requests, as provided herein; and

WHEREAS, any amendment to the Note may be made with, and only with, the written consent of the Maker and the Payee; and

WHEREAS, all capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Note. The following sections of the Note are hereby amended and restated in its entirety to read as follows:

1.1	Opening Language of the Note:

“Principal Amount: Up to $500,000

ARC Group Acquisition II Corp., a British Virgin Islands corporation and blank check company (the “Maker”), promises to pay to the order of MFH 3, LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Five Hundred Thousand Dollars ($500,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.”

1.2	Section 3 of the Note:

“Drawdown Requests. Maker and Payee agree that Maker may request up to Five Hundred Thousand Dollars ($500,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) December 31, 2027 or (ii) the date on which Maker consummates an initial public offering of its securities, upon written request from Maker to Payee (each, a” Drawdown Request”). Each Drawdown Request must state the amount to be drawn down agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Five Hundred Thousand Dollars ($500,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.”

2. No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

MAKER:

ARC GROUP ACQUISITION II CORP

By:	/s/ Jonathan Cosino Jaranilla
Name:	Jonathan Cosino Jaranilla
Title:	Chief Executive Officer

Acknowledged by:

MFH 3, LLC

By:	/s/ Shang-Ju Lin
Name:	Shang-Ju Lin
Title:	Authorized Party